pebblebrook HOTEL TRUST

the tuscan fisherman's wharf
bestwesternplus
san francisco, california

Property Information:

Acquisition Price:	$122.0M ($552K per room)
Location:	San Francisco, CA
Acquired:	June 11, 2015
Rooms:	221
Type:	Upper-Upscale, Full-Service
Built:	1990
Last Renovated:	2012

Property Highlights:
- 221 boutique guestrooms, including 12 suites
- Pescatore, featuring contemporary Italian cuisine, three meals/day, and seating for up to 84 guests not including the seasonal outdoor patio
- 2,000 square feet of meeting and event space
- Open-air garden, central courtyard
- $3.6M renovation completed in 2012
- Business center
- Access to 24-hour fitness facility
- Valet parking in the subterranean, 69-space parking garage

Historic Performance and Valuation:

Estimated Discount to Replacement Cost:	10% - 15%
2014 Occupancy:	90%
2014 ADR:	$219
Forward 12-Month Cap Rate (Projected EBITDA)(1):	6.9% - 7.3%
Forward 12-Month Cap Rate (Projected NOI)(1):	6.1% - 6.6%

(1) Based on previously disclosed forecasted net operating income after capital reserves ("NOI") and previously disclosed forecasted hotel earnings before interest, taxes, depreciation and amortization ("EBITDA").





Market Highlights:

Market Overview:
- Established history of strong recovery from market downturns with a RevPAR compounded annual growth (CAGR) of 10.7% from 2003 to 2007 and a RevPAR CAGR of 13.4% and Supply CAGR of -0.7% from 2009 to 2014
- The Nob Hill/Wharf tract's 85.5% TTM April occupancy rate is above the market's historical peak
- Major West Coast gateway market benefitting from fast-growing, international Asian markets, leisure travelers and the robust technology sector
- Diverse economic base with demand driven by corporate, leisure, and convention group travelers



Demand Generators:
- Tourism: *-Fisherman's Wharf*
  - Ghirardelli Square - Alcatraz
  - Anchorage Square - PIER 39
  - Golden Gate Park - The Cannery
  - Powell/Mason Cable Car Line
- The Moscone Convention Center (renovation to be complete in 2018)
- Airports: 3 international airports
- Financial Center – Significant amount of multinational corporations in San Francisco
- Strong technology sector
- Multiple sports teams and venues
- San Francisco has varied environmental demand generators leading to a diverse tourism base:
  - Pacific Ocean - Mountains
  - San Francisco Bay - National Parks
  - Napa Valley



San Francisco – Nob Hill / Wharf Sub-Market Operating Performance
ADR
RevPAR
Occupancy
Prior Peak Occupancy*
2000-2014 ADR CAGR: 2.6%
2000-2014 RevPAR CAGR: 3.1%
$235
$215
$195
$175
$155
$135
$115
$95
$75
85%
83%
80%
78%
75%
73%
70%
68%
65%
63%
60%
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
TTM Apr '15

Source: Smith Travel Research
* Represents TTM peak occupancy for the San Francisco Nob Hill / Wharf sub-market in the prior cycle.

Competitive Set:

Hotels	Map Marker	Rooms	Year Opened
The Tuscan Fisherman's Wharf	★	***221***	***1990***
Holiday Inn San Francisco Fisherman's Wharf	1	585	1970
Sheraton Hotel Fisherman's Wharf	2	531	1975
Hyatt Fisherman's Wharf	3	313	1990
Marriott San Francisco Fisherman's Wharf	4	285	1984
Hotel Zephyr Fisherman's Wharf *(PEB Owned)*	5	361	1969
Pier 2620 Hotel Fisherman's Wharf	6	233	1980
Holiday Inn Express & Suites Fisherman's Wharf	7	252	2001
Total Comp Set (excluding The Tuscan Hotel)		**2,560**	



Investment Highlights:

Strengths
- Premier location in the heart of Fisherman's Wharf
- Key U.S. gateway market, the financial, economic and cultural center of the West
- Extremely high barriers to entry
- New and significant economic drivers
- Fisherman's Wharf is a world-renowned destination
- Attractive national and international destination

Opportunities
- Comprehensive renovation and repositioning will allow property to drive rates
- Increasing travel from Asian markets
- $500 million Moscone Convention Center renovation to expand usable space by 42%
- Pebblebrook asset management and best practices to improve cash flow

This summary information sheet contains certain "forward-looking statements" relating to, among other things, hotel EBITDA and hotel net operating income after capital reserves. The forward-looking statements made are based on our beliefs, assumptions and expectations of future performance, taking into account all information currently available to us. Actual results could differ materially from the forward-looking statements made on this summary information sheet. When we use the words "projected," "expected," "planned" and "estimated" or other similar expressions, we are identifying forward-looking statements. The forward-looking statements on this summary information sheet are subject to the safe harbor of the Private Securities Litigation Reform Act of 1995. All information on this sheet is as of June 11, 2015. We undertake no duty to update the information to conform to actual results or changes in our expectations. For additional information, please visit our website at www.pebblebrookhotels.com.